Exhibit 99.1

NEWS RELEASE

Halcón Resources Reports 2014 Year-End Proved Reserves, Announces Preliminary Fourth Quarter/Full-Year 2014 Production Results and Provides Additional Updates

~60% Pro Forma Proved Reserve Growth in 2014

~65% Pro Forma Year-Over-Year Production Growth in 2014

Well Costs Significantly Decline in Core Plays

HOUSTON, TEXAS — February 17, 2015 — Halcón Resources Corporation (NYSE:HK) (“Halcón” or the “Company”) today reported its 2014 year-end proved reserves, announced preliminary fourth quarter/full-year 2014 production results and provided additional updates.

Proved Reserves

The Company’s estimated proved reserves as of December 31, 2014 were approximately 189.1 million barrels of oil equivalent (MMBoe), representing approximately 60% reserve growth on a pro forma basis.  Year-end 2014 estimated proved reserves were 82% oil, 9% natural gas liquids (NGLs) and 9% natural gas on an equivalent basis.  Of total estimated proved reserves, 74% were in the Williston Basin, 22% were in the East Texas Eagle Ford (“El Halcón”) and 4% were in other areas.  Year-end 2014 estimated proved reserves were approximately 93% Company-operated and 41% proved developed.

Halcón’s estimated proved reserves at December 31, 2014 were prepared by the independent reserve engineering firm Netherland, Sewell and Associates, Inc. in accordance with Securities and Exchange Commission guidelines using NYMEX prices of $94.99 per barrel (Bbl) for oil and $4.35 per million British Thermal Units (MMBtu) for natural gas, before adjustments for energy content, quality, midstream fees and basis differentials.

Preliminary Fourth Quarter and Full-Year 2014 Production Results

The Company expects to report production for the three months and year ended December 31, 2014 of approximately 46,000 barrels of oil equivalent per day (Boe/d) and 42,000 Boe/d, respectively.  On a pro forma basis, Halcón estimates production growth of approximately 37% and 65% for the fourth quarter and full-year 2014, respectively, versus the comparable periods of 2013.  Fourth quarter production is estimated to be 81% oil, 9% NGLs and 10% natural gas.  Full-year 2014 production is estimated to be 83% oil, 7% NGLs and 10% natural gas.

Impairment Estimate

The Company estimates that it will record non-cash pre-tax impairment charges totaling $150 - $250 million in the fourth quarter of 2014.

Liquidity Update

As of December 31, 2014, Halcón’s liquidity was approximately $553 million, which consisted of cash on hand plus undrawn capacity on its senior secured revolving credit facility.

Operational Update

The Company is currently operating 3 rigs across its holdings and there are currently 26 wells being completed or waiting on completion.  Halcón is focused on continuing to reduce costs in the current commodity price environment.

Bakken/Three Forks

The Company operated an average of 3 rigs and 3.5 rigs in the Williston Basin during the fourth quarter and full year 2014, respectively.

Halcón spudded 11 wells and put 5 wells online in the Williston Basin during the three months ended December 31, 2014.  The Company also participated in 88 non-operated wells during the quarter with an average working interest of approximately 3%.

For the full year 2014, Halcón spudded 53 wells and put 59 wells online in the Williston Basin.  The Company also participated in 263 non-operated wells during the year with an average working interest of approximately 5%.

As a result of several drilling and completion modifications, well results improved throughout 2014.  Halcón estimates it produced an average of approximately 28,900 Boe/d in the Williston Basin in 2014, representing an increase of 57% compared to 2013.

The Company plans to concentrate its efforts primarily in its highest return area (Fort Berthold) in 2015 and anticipates spending approximately 65% of its total drilling and completions budget in the Williston Basin.

Halcón is negotiating with its service providers and continues to modify its drilling and completions techniques in an effort to improve recoveries and reduce costs.  Completed well costs have come down more than 20% compared to the fourth quarter 2014 average and the current authorization for expenditure (AFE) is averaging approximately $8.5 million for wells drilled on its acreage in the Fort Berthold area.  The Company anticipates well costs will trend down by 10% or more in this area by mid-year 2015.

Halcón currently has working interests in approximately 127,000 net acres prospective for the Bakken and Three Forks formations in the Williston Basin, substantially all of which is held by production (HBP).  The Company plans to operate an average of 2 rigs and spud 25 to 30 gross operated wells in 2015 with an average working interest of approximately 57%.  Halcón also expects to participate in 85 to 95 gross non-operated wells in 2015 with an average working interest of approximately 4%.

The Company is the operator of 172 producing Bakken wells and 53 Three Forks wells.  Halcón currently has 14 Bakken wells and 4 Three Forks wells being completed or waiting on completion on its operated acreage.

“El Halcón” - East Texas Eagle Ford

The Company operated an average of 3 rigs and 3.25 rigs in El Halcón during the fourth quarter and full year 2014, respectively.  Halcón spudded 11 wells and put 10 wells online in the play during the three months ended December 31, 2014.  For the full year 2014, the Company spudded 42 wells and put 45 wells online.

Halcón estimates it produced an average of approximately 8,600 Boe/d in El Halcón in 2014, representing an increase of 136% compared to 2013.

The Company has undertaken several cost reduction initiatives in an effort to lower completed well costs in the current commodity price environment.  For example, Halcón is planning to insource certain drilling and completion services that have historically been outsourced to service providers.  The current AFE is averaging approximately $8.0 million per well for a three-string well, which represents an improvement of approximately 20% compared to the fourth quarter of 2014.  Current expectations are for completed well costs to continue to trend down by 10% or more by mid-year 2015.  The Company anticipates another 10% to 15% reduction in completed well costs as it transitions into development mode in 2016.

Halcón currently has working interests in approximately 101,000 net acres prospective for the Eagle Ford formation in East Texas, approximately 75% of which are expected to be HBP by year-end 2015.  The Company plans to operate 1 rig and spud 12 to 15 gross operated wells in 2015 with an average working interest of approximately 77%.  Halcón anticipates spending approximately 35% of its total drilling and completions budget in the play in 2015.

There are currently 89 Company-operated East Texas Eagle Ford wells producing and 5 Halcón-operated wells being completed or waiting on completion.

2015 Guidance Update

The Company is reducing its 2015 drilling and completion budget by an additional $25 million to account for lower service cost expectations.  Halcón is also reaffirming all other previously disclosed 2015 guidance.  The following table summarizes the Company’s 2015 guidance:

Full Year
2015E
Production (Boe/d)	40,000 - 45,000
% Oil	82%
% NGLs	8%
% Gas	10%
Drilling & Completion Capex ($ in millions) (1)	$350 -$400
Leasehold, Infrastructure, Seismic & Other Capex ($ in millions) (1)	$20
Operating Costs and Expenses ($/Boe)
Lease Operating & Workover	$8.00 - $10.00
Production Taxes	$4.00 - $6.00
Cash G&A	$4.00 - $6.00
Gathering, Transportation & Other	$1.50 - $2.50

(1) Excludes capitalized interest and G&A.

Note: Guidance is forward-looking information that is subject to a number of risks and uncertainties, many of which are beyond the Company’s control.  See “Forward-Looking Statements” section below.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or

“could” be taken, occur or be achieved.  Additionally, improvements mentioned herein are not necessarily indicative of future performance.  Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact:
Scott M. Zuehlke
VP, Investor Relations
Halcón Resources
(832) 538-0314